RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           dELiA*s Interactive Company

               dELiA*s Interactive Company (the "Corporation"), a corporation incorporated in the State of Delaware, hereby certifies that (i) its Certificate of Incorporation was originally filed with the Secretary of State on August 7, 1997, (ii) this Restated Certificate of Incorporation has been duly adopted by written consent of the Board of Directors and the holders of a majority of the outstanding shares of Common Stock of the Corporation in accordance with the provisions of Sections 228 and 245 of the General Corporation Law of the State of Delaware, with written notice given to the remaining stockholders of the Corporation as provided in Section 228(d) thereof, and (iii) the Restated Certificate of Incorporation of this Corporation, as amended to the date of filing of this Restated Certificate of Incorporation and including amendments set forth herein but not separately filed, is restated, integrated and amended in full to read as follows:

               FIRST:        The name of the corporation is:

                                          iTurf Inc.

               SECOND:       The registered office of the corporation is to be
located at 1013 Centre Road, Wilmington, Delaware, 19805-1297, New Castle County. The name of its registered agent at that address is Corporation Service Company

               THIRD:        The purpose of the corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH:       The corporation shall have the authority to issue
1,000 shares of common stock, par value $.01 per share.

               FIFTH:        The name and mailing address of the incorporator
are as follows:

                             Alex S. Navarro, Esq.
                             dELiA*s Inc.
                             435 Hudson Street
                             New York, New York  10014

             SIXTH: Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stock holders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder


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thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of ss.279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs.

           SEVENTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except in the case of (a) any breach of the director's duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derives an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

             EIGHTH The corporation shall, to the fullest extent permitted by law, as the same is now or may hereafter be in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceed ing (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation.

             NINTH:   Unless, and except to the extent that, the by-laws of the
corporation shall so require, the election of directors of the corporation need not be by written ballot.

             TENTH:   The corporation hereby confers the power to adopt, amend
or repeal bylaws of the corporation upon the directors.

               IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation, and acknowledges, under penalties of perjury, that this instrument is the act and deed of the corporation and that the facts state herein are true.

Dated:         January 20, 1999.


                                 /s/ Alex Navarro
                                 -----------------------
                                 Alex S. Navarro
                                 Chief Operating Officer